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                      [LETTERHEAD OF CHRISTOPHER J. JOYCE, ESQ.]


                                                 January 22, 1999


Medical Resources, Inc.
155 State Street
Hackensack, New Jersey 07601

Ladies and Gentlemen:

         I have acted as counsel to Medical Resources, Inc., a Delaware corporation (the "Registrant"), with respect to the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Registrant with the Securities and Exchange Commission on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, by the Registrant of an aggregate of 753,441 shares (the "Shares") of Voting Common Stock, par value $0.01 per share, issuable upon exercise of options granted or to be granted under the Medical Resources, Inc. 1998 Stock Option Plan, the Medical Resources, Inc. 1998 Non-Employee Director Stock Option Plan, the Medical Resources, Inc. 1998 Employment Incentive Option Plan, and the Medical Resources, Inc. 1996 Stock Option Plan B (the "Plans").

         As counsel for the Registrant, I have examined, among other things, such federal and state laws and originals and copies (certified or otherwise identified to my satisfaction) of the Plans and such other documents, certificates and records as I deemed necessary and appropriate for the purpose of preparing this opinion.

         Based on the foregoing, I hereby inform you that in my opinion the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         I hereby consent to the inclusion of this opinion as part of the Registration Statement.

         I am a member of the Bar of the State of New York and do not purport to be an expert in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.


                                               Very truly yours,

                                               /s/ Christopher J. Joyce

                                               Christopher J. Joyce